Exhibit 10.7

FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT to LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of March 29, 2012, by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, the “Collateral Agent”), the Lenders listed on Schedule 1.1 thereof or otherwise a party hereto from time to time including Oxford in its capacity as a Lender, SILICON VALLEY BANK, a California corporation with an office located at 3003 Tasman Drive, Santa Clara, California 95054 (“SVB”) and HORIZON TECHNOLOGY FINANCE CORPORATION, a Delaware corporation with an office located at 312 Farmington Avenue, Farmington, Connecticut 06032 (“HRZN;” together with Oxford and SVB, each a “Lender” and collectively, the “Lenders”), and SUNESIS PHARMACEUTICALS, INC., a Delaware corporation with offices located at 395 Oyster Point Boulevard, Suite 400, South San Francisco, California 94080 (“Borrower”).

RECITALS

A. Collateral Agent, Borrower and the Lenders have entered into that certain Loan and Security Agreement dated as of October 18, 2011 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B. The Lenders extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Collateral Agent and the Lenders amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

D. Collateral Agent and the Lenders have agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 5.2 (Collateral). Effective from and after the RPI Closing Date, the following sentence hereby is added as a new subsection (e) to the end of Section 5.2 of the Loan Agreement to read as follows:

“(e)(i) Each of Borrower’s and its Subsidiaries’ Patents included in the Product Collateral is valid and enforceable and no part of Borrower’s or its Subsidiaries’ RPI Intellectual Property has been judged invalid or unenforceable, in whole or in part, and (ii) to the best of Borrower’s knowledge, no claim has been made that any part of the RPI Intellectual Property or any practice by Borrower or its Subsidiaries violates the rights of any third party except to the extent such claim could not reasonably be expected to have a Material Adverse Change.”

2.2 Section 6.7 (Protection of Intellectual Property Rights). Effective from and after the RPI Closing Date, Section 6.7 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“6.7 Protection of Intellectual Property Rights. Borrower and each of its Subsidiaries shall: (a) use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its RPI Intellectual Property that is material to Borrower’s business; (b) promptly advise Collateral Agent in writing of material infringement by a third party of its RPI Intellectual Property; and (c) not allow any RPI Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Collateral Agent’s prior written consent. If Borrower or any of its Subsidiaries (i) obtains any patent, registered trademark or servicemark, registered copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise in connection with the Product Collateral, or (ii) applies for any patent or the registration of any trademark or servicemark in connection with the Product Collateral, then Borrower or such Subsidiary shall, on a quarterly basis (and more frequently upon the occurrence of an Event of Default), provide written notice thereof to Collateral Agent and each Lender and shall execute such intellectual property security agreements and other documents and take such other actions as Collateral Agent shall reasonably request in its good faith business judgment on and after the Marketing Approval Date to perfect and maintain a first priority perfected security interest in favor of Collateral Agent, for the ratable benefit of the Lenders, in such property. If Borrower or any of its Subsidiaries decides to register any copyrights or mask works in the United States Copyright Office in connection with the Product Collateral, Borrower or such Subsidiary shall: (x) provide Collateral Agent and each Lender with at least fifteen (15) days prior written notice of Borrower’s or such Subsidiary’s intent to register such copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Collateral Agent may reasonably request on and after the Marketing Approval Date in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Collateral Agent, for the ratable benefit of the Lenders, in the copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office on and after the Marketing Approval Date with the United States Copyright Office. Borrower or such Subsidiary shall promptly provide to Collateral Agent and each Lender with evidence of the recording of the intellectual property security agreement necessary for Collateral Agent to perfect and maintain a first priority perfected security interest in such property on and after the Marketing Approval.”

2.3 Section 14 (Definitions). Effective from and after the First Amendment Effective Date, the following terms and their definitions set forth in Section 14.1 of the Loan Agreement hereby are added or amended in their entirety and/or replaced with the following:

“Collateral Sharing Agreement” means that certain Collateral Sharing Agreement among RPI and Collateral Agent, dated as of the First Amendment Effective Date (effective as of the RPI Closing Date), in form and content acceptable to Collateral Agent and Lenders.

“First Amendment Effective Date” means March 29, 2012.

“Loan Documents” are, collectively, this Agreement, the Warrants, the Perfection Certificate, each Compliance Certificate, the Post Closing Letter, the IP Agreement, any subordination agreements, any note, or notes or guaranties executed by Borrower, and any other present or future agreement entered into by Borrower for the benefit of Lenders and Collateral Agent in connection with this Agreement, all as amended, restated, or otherwise modified.

“IP Agreement” means that certain Intellectual Property Security Agreement dated as of the First Amendment Effective Date (effective as of the RPI Closing Date) by and between Borrower and Collateral Agent.

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“Marketing Approval Date” means the date upon which Marketing Approval (as defined in the Revenue Participation Agreement) is received.

“Product Collateral” means the Product Collateral as defined in the Revenue Participation Agreement.

“Purchase Price” is defined in the Revenue Participation Agreement.

“Revenue Participation Right” is defined in the Revenue Participation Agreement.

“Revenue Participation Agreement” means that certain Revenue Participation Agreement dated as of the First Amendment Effective Date by and between Borrower and RPI.

“Revenue Participation Agreement Documents” means, collectively, the Revenue Participation Agreement, that certain Intellectual Property Security Agreement dated as of the First Amendment Effective Date (effective as of the RPI Closing Date) by and between Borrower and RPI, and any other documents, instruments, certificates and/or agreements necessary to, and executed in connection with, the Revenue Participation Agreement, together with all schedules and exhibits thereto; all in form and substance reasonably acceptable to Collateral Agent and attached hereto as Annex X.

“RPI” means RPI Finance Trust, a Delaware statutory trust.

“RPI Closing Date” means the Closing Date as defined in the Revenue Participation Agreement.

“RPI Financing” means the transactions effectuated by the Revenue Participation Agreement Documents.

“RPI Intellectual Property” means Borrower’s Intellectual Property that is included in the Product Collateral.

“RPI Lien” means the Lien granted by Borrower to secure repayment of the RPI Obligations.

“RPI Obligations” means the obligations of Borrower under and with respect to the Revenue Participation Agreement.

2.4 Section 14 (Definitions). Effective from and after the RPI Closing Date, the term “Permitted Liens” as defined in Section 14 of the Loan Agreement herby is amended by deleting the term “and” as it appears at the end of clause (i) thereof; deleting the period at the end of clause (j) thereof and replacing it with the phrase: “; and”; and a new clause (k) hereby is added thereto to read as follows:

“(k) the RPI Lien, provided the RPI Lien (and performance of the RPI Obligations) is subject to the terms and conditions of the Collateral Sharing Agreement.”

2.5 Effective from and after the RPI Closing Date, Exhibit A attached to the Loan Agreement hereby is replaced in its entirety with Exhibit A-1 attached hereto; provided however that no party shall file or record (as applicable), or cause to be filed or recorded, a UCC Financing Statement Amendment, amending the Collateral description to reflect the foregoing until on or after the Marketing Approval Date. No sooner than one (1) Business Day following the Marketing Approval Date, Collateral Agent shall (i) file or record (as applicable), or cause to be filed or recorded, a UCC Financing Statement Amendment, amending the Collateral description to reflect Exhibit A-1 attached hereto, and (ii) file the IP Agreement with the US Patent and Trademark Office. Effective from and after the termination of all RPI Obligations and the termination of the Revenue Participation Agreement, Exhibit A attached to the Loan Agreement shall automatically revert to the Exhibit A to the Loan

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Agreement in effect prior to the First Amendment Effective Date, and Collateral Agent shall, upon written request from, and at the sole cost and expense of, Borrower, file or record (as applicable), or cause to be filed or recorded, a UCC Financing Statement Amendment, amending the Collateral description to reflect the foregoing.

2.6 Subject to Collateral Agent’s receipt of a duly executed copy of the Collateral Sharing Agreement, Collateral Agent and the Lenders hereby consent to the RPI Financing and the execution, delivery and performance by Borrower of the Revenue Participation Agreement Documents.

2.7 Notwithstanding anything contained in Sections 7.1 or 7.5 of the Loan Agreement to the contrary, and provided that no Event of Default has occurred and is continuing immediately before, nor would result immediately after giving effect thereto, then effective from and after the RPI Closing Date (and subject to Collateral Agent’s receipt of evidence satisfactory to Collateral Agent that RPI has funded the Purchase Price), Collateral Agent and the Lenders hereby consent to (i) the RPI Lien and (ii) the Transfer to RPI of the Revenue Participation Right pursuant to the terms of, and the Borrower’s performance of its other obligations under and with respect to, the Revenue Participation Agreement. Notwithstanding the foregoing, Borrower acknowledges and agrees that evidence of the RPI Lien in respect of the RPI Intellectual Property shall not be recorded or filed, as applicable, if at all, until the Marketing Approval Date.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Collateral Agent and the Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent as follows:

4.1 Immediately after giving effect to this Amendment and the RPI Financing, (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Collateral Agent in connection with the execution of the Loan Agreement remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

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4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness This Amendment shall be deemed effective upon (a) the due execution and delivery to Collateral Agent of (i) this Amendment, by each party hereto; (ii) the IP Agreement; (iii) updated Borrowing Resolutions for Borrower, in the form attached hereto; (iv) copies of the Revenue Participation Agreement Documents, and (v) a fully executed copy of the Collateral Sharing Agreement; and (b) payment by Borrower of all unpaid Lender Expenses incurred to date, which may be debited from any of Borrower’s accounts

7. Conditions Subsequent. Within three (3) Business Days of the First Amendment Effective Date, Borrower shall provide Collateral Agent with original executed signature pages to the Collateral Sharing Agreement from Borrower and RPI.

[Balance of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

SUNESIS PHARMACEUTICALS, INC.

By	/s/ Eric H. Bjerkholt
Name:	Eric H. Bjerkholt
Title:	Executive Vice President and Chief Financial Officer

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By	/s/ Timothy A. Lex
Name:	Timothy A. Lex
Title:	Chief Operating Officer

LENDER:

SILICON VALLEY BANK

By	/s/ Peter Scott
Name:	Peter Scott
Title:	Relationship Manager

LENDER:

HORIZON TECHNOLOGY FINANCE CORPORATION

By	/s/ Gerald A. Michaud
Name:	Gerald A. Michaud
Title:	President

[Signature Page to First Amendment to Loan and Security Agreement]

EXHIBIT A-1

Collateral

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (other than the Intellectual Property, as defined below; but including the RPI Intellectual Property), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include any of the following, whether now owned or hereafter acquired: (i) except with respect to the RPI Intellectual Property, (A) any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished; (B) any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same; (C) trademarks, trade names, service marks, mask works, rights of use of any name or domain names and, to the extent permitted under applicable law, any applications therefor, whether registered or not; (D) the goodwill of the business of Borrower connected with and symbolized thereby, know-how, operating manuals, trade secret rights, clinical and non-clinical data, rights to unpatented inventions; and (E) any claims for damage by way of any past, present, or future infringement of any of the foregoing (collectively, the “Intellectual Property”); provided, however, the Collateral shall include all Accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the foregoing; and (ii) more than 65% of the total combined voting power of all classes of stock entitled to vote the shares of capital stock (the “Shares”) of any Subsidiary of Borrower which is not an entity organized under the laws of the United States or any territory thereof, if Borrower demonstrates to Collateral Agent’s reasonable satisfaction that a pledge of more than sixty five percent (65%) of the Shares of such Subsidiary creates a present and existing adverse tax consequence to Borrower under the U.S. Internal Revenue Code.

Pursuant to the terms of a certain negative pledge arrangement with Collateral Agent and Lenders, Borrower has agreed not to encumber any of its Intellectual Property.

ANNEX X

(Revenue Participation Agreement Documents)

[hard copies to be attached]

CORPORATE BORROWING CERTIFICATE

BORROWER:	SUNESIS PHARMACEUTICALS, INC.	DATE: March 29, 2012
LENDERS	OXFORD FINANCE LLC, as Collateral Agent and Lender
SILICON VALLEY BANK, as Lender
HORIZON TECHNOLOGY FINANCE CORPORATION, as Lender

I hereby certify as follows, as of the date set forth above:

1. I am the Secretary, Assistant Secretary or other officer of Borrower. My title is as set forth below.

2. Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Delaware.

3. Attached hereto as Exhibit A and Exhibit B, respectively, are true, correct and complete copies of (i) Borrower’s Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 2 above; and (ii) Borrower’s Bylaws. Neither such Certificate of Incorporation nor such Bylaws have been amended, annulled, rescinded, revoked or supplemented, and such Certificate of Incorporation and such Bylaws remain in full force and effect as of the date hereof.

4. The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Lenders may rely on them until each Lender receives written notice of revocation from Borrower.

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RESOLVED, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories
Daniel N. Swisher, Jr.	President & CEO		☒
Eric H. Bjerkholt	EVP, Corporate Development and Finance and CFO		☒
☐
☐

RESOLVED FURTHER, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

RESOLVED FURTHER, that such individuals may, on behalf of Borrower:

Borrow Money. Borrow money from Lenders.

Execute Loan Documents. Execute any loan documents any Lender requires.

Grant Security. Grant Collateral Agent a security interest in any of Borrower’s assets.

Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower’s right to a jury trial) they believe to be necessary to effectuate such resolutions.

RESOLVED FURTHER, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5. The persons listed above are Borrower’s officers or employees with their titles and signatures shown next to their names.

By:
Name:
Title:

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the                      of Borrower, hereby certify as to paragraphs 1 through 5 above, as of the date set forth above.

          [print title]

By:
Name:
Title:

EXHIBIT A

Certificate of Incorporation (including amendments)

[See attached]

EXHIBIT B

Bylaws

[See attached]

DEBTOR:	SUNESIS PHARMACEUTICALS, INC.

SECURED PARTY:	OXFORD FINANCE LLC, AS COLLATERAL AGENT

EXHIBIT A TO UCC FINANCING STATEMENT AMENDMENT

Description of Collateral

The Collateral consists of all of Debtor’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (other than the Intellectual Property, as defined below; but including the RPI Intellectual Property), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include any of the following, whether now owned or hereafter acquired: (i) except with respect to the RPI Intellectual Property, (A) any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished; (B) any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same; (C) trademarks, trade names, service marks, mask works, rights of use of any name or domain names and, to the extent permitted under applicable law, any applications therefor, whether registered or not; (D) the goodwill of the business of Borrower connected with and symbolized thereby, know-how, operating manuals, trade secret rights, clinical and non-clinical data, rights to unpatented inventions; and (E) any claims for damage by way of any past, present, or future infringement of any of the foregoing (collectively, the “Intellectual Property”); provided, however, the Collateral shall include all Accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the foregoing; and (ii) more than 65% of the total combined voting power of all classes of stock entitled to vote the shares of capital stock (the “Shares”) of any Subsidiary of Borrower which is not an entity organized under the laws of the United States or any territory thereof, if Borrower demonstrates to Collateral Agent’s reasonable satisfaction that a pledge of more than sixty five percent (65%) of the Shares of such Subsidiary creates a present and existing adverse tax consequence to Borrower under the U.S. Internal Revenue Code.

Pursuant to the terms of a certain negative pledge arrangement with Collateral Agent and Lenders, Borrower has agreed not to encumber any of its Intellectual Property.

Capitalized terms used but not defined herein have the meanings ascribed in the Uniform Commercial Code in effect in the State of California as in effect from time to time (the “Code”) or, if not defined in the Code, then in the Loan and Security Agreement by and between Debtor, Secured Party and the other Lenders party thereto (as modified, amended and/or restated from time to time).